EXHIBIT 5


KILPATRICK STOCKTON LLP                            Suite 2800 1100 Peachtree St.
                                                           Atlanta GA 30309-4530
                                                   t 404 815 6500 f 404 815 6555
                                                      www.KilpatrickStockton.com

                                                        direct dial 404 815 6570
                                                         direct fax 404 541 3151
February 6, 2003                                RCheatham@KilpatrickStockton.com



United Community Banks, Inc.
63 Highway 515
Blairsville, Georgia 30512

         Re:      United Community Banks, Inc.
                  Registration Statement on S-4 (File No. 333-_____)

Gentlemen:

         At your request, we have examined the Registration Statement on Form S-4 (the "Registration Statement") filed by United Community Banks, Inc. (the "Company"), a Georgia corporation, with the Securities and Exchange Commission with respect to the registration under the Securities Act of 1933, as amended, of 1,177,282 shares of common stock, par value $1.00 per share of the Company (the "Common Stock"), to be issued by the Company to the shareholders of First Georgia Holding, Inc. ("First Georgia"), in connection with the merger of First Georgia with and into the Company.

         As your counsel, and in connection with the preparation of the Registration Statement, we have examined the originals or copies of such documents, corporate records, certificates of public officials and officers of the Company, and other instruments related to the authorization and issuance of the Common Stock as we deemed relevant or necessary for the opinion expressed herein. Based upon the foregoing, it is our opinion that the shares of Common Stock to be issued by the Company to the First Georgia shareholders will be, upon issuance, sale, and delivery in the manner and under the terms and conditions described in the Registration Statement, validly issued, fully paid, and nonassessable.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name in the "Legal Matters" section of the Registration Statement, including the Prospectus constitution a part thereof, and any amendments thereto.

                                            Sincerely,

                                            KILPATRICK STOCKTON LLP



                                            By: /s/ Richard R. Cheatham
                                               ---------------------------------
                                                  Richard R. Cheatham, a Partner